Exhibit 1

Joint Filing Agreement

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 14, 2013

Key Gate Investments Limited

By:	/s/ Andrew Lo
Name: Andrew Lo
Title: Director

China Harvest Fund II, L.P.
By China Renaissance Capital Investment II, L.P., its general partner
By China Renaissance Capital Investment II GP, its general partner

By:	/s/ Andrew Lo
Name: Andrew Lo
Title: Director

China Renaissance Capital Investment II, L.P.

By China Renaissance Capital Investment II GP, its general partner

By:	/s/ Andrew Lo
Name: Andrew Lo
Title: Director

China Renaissance Capital Investment II GP

By:	/s/ Andrew Lo
Name: Andrew Lo
Title: Director